EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

United Health Products, Inc.

10624 S. Eastern Ave, STE A209

Henderson, NV 89052

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2023, relating to the financial statements of United Health Products, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

June 12, 2023